UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012 (November 6, 2012)

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2012, the Board of Directors (the “Board”) of Westwood Holdings Group, Inc. (the “Company”) appointed Mark A. Wallace to serve as Chief Financial Officer of the Company, effective November 6, 2012. Mr. Wallace will replace William R. Hardcastle, Jr., who resigned as Chief Financial Officer of the Company on November 6, 2012 to focus his attention on business development and strategic initiatives at the Company.

Mr. Wallace, age 55, has extensive experience in senior financial officer roles at several companies, including high growth New York Stock Exchange (“NYSE”) listed corporations. His expertise includes financial reporting for Securities and Exchange Commission registrants, capital markets, corporate governance, global tax and treasury matters, mergers and acquisitions, and technology solutions. Prior to joining the Company, Mr. Wallace served as Chief Financial Officer of HCP, Inc., an S&P 500 real estate investment trust, from March 2004 until March 2009. After working at HCP, Inc., Mr. Wallace served as Chief Financial Officer of Westcore Properties, a privately held international real estate firm, from August 2010 until December 2010, focusing on capital markets initiatives, as a financial consultant to Goodman Networks, Inc., a telecommunication services company, from May 2011 until August 2012, and as Chief Financial Officer of Leading Edge Aviation Services, Inc., a privately held aerospace services company, from September 2012 until November 2012. Mr. Wallace has significant experience with publicly traded companies listed on the NYSE, including serving as Chief Financial Officer of Titanium Metals Corporation, Chief Financial Officer of Tremont Corporation, and Assistant Controller of Valhi, Inc. His career also includes 11 years with Arthur Andersen LLP. Mr. Wallace holds a Bachelor’s and Master’s degree in business administration, and is a certified public accountant.

The Company will pay Mr. Wallace an annual base salary of $200,000 to serve as Chief Financial Officer. On the date of his appointment, Mr. Wallace also received a time-vested restricted stock award grant for 5,000 shares of the Company’s common stock. Pursuant to the Company’s Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Stock Incentive Plan”), 50% of the shares of restricted stock will vest on February 23, 2015, and 25% of the shares of restricted stock will vest on each of the first and second anniversaries of such date. Finally, to facilitate Mr. Wallace’s transition into his new role as Chief Financial Officer, the Company has agreed to reimburse Mr. Wallace for reasonable relocation expenses up to $50,000.

As Chief Financial Officer, Mr. Wallace is eligible to participate in all compensation and incentive plans that are available to Company’s employees generally, including (i) annual cash incentive awards approved by the Compensation Committee of the Board, (ii) long-term equity incentive awards granted pursuant to the Stock Incentive Plan, and (iii) employee and post-retirement benefits, including under the Company’s Westwood Holdings Group, Inc. Savings Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: November 9, 2012	/s/ Brian O. Casey

Brian O. Casey,
President & Chief Executive Officer